UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): December 28, 2004



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01     Entry into a Material Definitive Agreement.

On December 28, 2004, NIKE, Inc. and each of its NIKE Brand Presidents, Mark G. Parker and Charles D. Denson, agreed to amend their existing Covenant Not to Compete and Non-Disclosure Agreements dated October 6, 1994 and March 26, 2001, respectively.


The following descriptions of each of the amended Covenant Not to Compete and Non-Disclosure Agreements briefly summarizes the terms and conditions that are material to us and are qualified in their entirety by reference to the full text of the Agreements, which are filed as exhibits 10.1 and 10.2 to this current report on Form 8-K.

The amended agreement between the Company and Mark G. Parker contains a covenant not to compete that extends for two years following the termination of his employment with the Company. The amended agreement provides that if Mr. Parker voluntarily resigns prior to December 31, 2006 or after December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to 1/24th of his then current annual salary and target performance bonus ("Annual Nike Income"). The agreement provides further that if Mr. Parker's employment is terminated by the Company or if he voluntarily resigns after December 31, 2006 but before December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to 1/12th of his then current Annual Nike Income. If Mr. Parker is terminated without cause, the parties may mutualy agree to waive the covenant not to compete, and if Mr. Parker is terminated for cause, the Company may unilaterally waive the covenant. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies.

The amended agreement between the Company and Charles D. Denson is similar to the agreement with Mr. Parker and extends for two years following the termination of his employment with the Company. The amended agreement provides that if Mr. Denson voluntarily resigns prior to December 31, 2006 or after December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to 1/24th of his then current annual salary and target performance bonus ("Annual Nike Income"). The agreement provides further that if his employment is terminated by the Company or if he voluntarily resigns after December 31, 2006 but before December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to 1/12th of his then current Annual Nike Income. If Mr. Denson is terminated without cause, the parties may mutually agree to waive the covenant not to compete, and if Mr. Denson is terminated for cause, the Company may unilaterally waive the covenant. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 28, 2004 Thomas E. Clarke resigned from the NIKE, Inc. Board of Directors, which includes resignation from his position on the Executive Committee of the Board of Directors. Dr. Clarke, 53, will continue to serve as President of New Business Ventures.


Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits

       10.1 Covenant Not to Compete and Non-Disclosure Agreement, as amended and dated December 28, 2004 between NIKE, Inc. and Mark G. Parker
       10.2 Covenant Not to Compete and Non-Disclosure Agreement, as amended and dated December 28, 2004 between NIKE, Inc. and Charles D. Denson



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NIKE, Inc.
                                     (Registrant)

                                             /s/ Donald W. Blair
Date: December 30, 2004              By: _______________________________
                                         Donald W. Blair,
                                         Chief Financial Officer